Back to Form 10-Q
Exhibit 10.6
EMPLOYMENT AGREEMENT
AMENDMENT NO. 1

This Amendment No. 1 (“Amendment No. 1”) to the Employment Agreement (as defined below) is made as of September 30, 2009, by and among WELLCARE HEALTH PLANS, INC., a Delaware corporation (“WellCare”), COMPREHENSIVE HEALTH MANAGEMENT, INC., a Florida corporation (the “Corporation”), and REX M. ADAMS, an individual (“Executive”).

RECITALS

WHEREAS, WellCare, the Corporation and Executive previously entered into an Employment Agreement as of September 2, 2008, (the “Employment Agreement”); and

WHEREAS, WellCare, the Corporation and Executive desire to amend the Employment Agreement with respect to certain relocation benefits to Executive.

Agreement:

NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, WellCare, the Corporation and Executive, intending to be legally bound, agree as follows:

1.           Section 1.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

“1.4       Primary Work Location.  Executive shall perform the services hereunder at the Corporation’s offices located in the metropolitan area of Tampa, Florida.  Executive acknowledges and agrees that the nature of the Corporation’s business will require travel from time to time.  During the Term, but until the earlier of the second anniversary of the Effective Date and the date Executive relocates to the Tampa, Florida metropolitan area, the Corporation also shall pay Executive $5,000 per month, in the aggregate, as a temporary housing allowance for housing in the Tampa area and for expenses incurred in traveling between Madison, Connecticut and Tampa, Florida.  In the event Executive relocates to the Tampa area prior to the second anniversary of the Effective Date, Executive shall receive a lump sum bonus, less applicable withholding taxes, equal to $5,000 multiplied by the number of complete calendar months remaining prior to the second anniversary of the Effective Date (the “Relocation Bonus”); provided, however, the Relocation Bonus must be repaid to the Corporation on a pro-rated basis if Executive resigns or is terminated for Cause prior to the second anniversary of the Effective Date.  The obligation to repay the Relocation Bonus will be reduced pro rata based upon the number of complete calendar months remaining between the date of Executive’s termination of employment and the second anniversary of the Effective Date, and Executive specifically agrees that such repayment may be deducted from any amounts owed to Executive.”

2.           A new Section 1.5 is hereby added to the Employment Agreement and shall read in its entirety as follows:

“1.5       Relocation Expenses.  To facilitate Executive’s relocation, upon the request of Executive made on or before August 16, 2011 (and during the Term), the Corporation shall pay all reasonable expenses associated with a full service move by a national moving carrier selected by the Corporation for the purpose of transporting household goods (but excluding any exceptional and unique items) from Madison, Connecticut to the Tampa, Florida area (the “Relocation Expenses”).  In addition to expenses incurred in transporting household goods, Relocation Expenses shall include expenses incurred in connection with the sale of Executive’s home in Madison, Connecticut, including such items as documentary stamps, legal fees, licensed broker’s selling commission not to exceed 6% (anything higher must be approved by the Corporation’s Senior Vice President of Human Resources), survey charges, termite inspection fees, title fees and transfer taxes (including state and city transfer taxes), but shall not include closing costs normally charged to the buyer or discount points used to obtain financing to the buyer.  All Relocation Expenses shall be paid to Executive upon receipt by the Corporation of valid receipts or other proof of costs incurred.  The Relocation Expenses shall be paid on a fully grossed-up basis to cover all applicable federal, state and local income taxes.  The tax gross-up payments and the Relocation Expenses, other than the expense of transporting household goods, will be reported as taxable income to Executive.  All Relocation Expenses must be repaid to the Corporation on a pro-rated basis if Executive resigns or is terminated for Cause less than one (1) year after the date of Executive’s relocation (the “Reimbursement Period”).  The obligation to repay Relocation Expenses will be reduced pro rata based upon the number of months of the Reimbursement Period remaining as of the date of Executive’s termination of employment, and Executive specifically agrees that such repayment may be deducted from any amounts owed to Executive.

3.           The provisions of this Amendment No. 1 may be amended and waived only with the prior written consent of the parties hereto.  This Amendment No. 1 may be executed and delivered in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

4.           Except as set forth in this Amendment No. 1, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 on the date first written above.

WELLCARE

WELLCARE HEALTH PLANS, INC.

By:     /s/ Heath Schiesser
Name:
Title:

CORPORATION

COMPREHENSIVE HEALTH
MANAGEMENT, INC.

By:    /s/ Heath Schiesser
Name:
Title:

EXECUTIVE

    /s/ Rex M. Adams
REX M. ADAMS

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